EX-23.2


                   CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration
Statement on Form S-8 to the December 31, 2002 Audited Financial Statements as covered by our report dated April 10, 2003 with respect to the financial statements of Gravitas International, Inc. included in the FORM 10 K SB filed with the Securities and Exchange Commission on or about April 15, 2003.

/s/ Grant Thornton, LLP
June ___________, 2003
Seattle, Washington


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